UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 5, 2025

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2025, Mattel, Inc. (“Mattel” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the Company’s previously announced underwritten public offering (the “Offering”) of $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2030 (the “Notes”). The Offering is expected to close on or about November 17, 2025, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to a shelf registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) and became automatically effective upon filing on October 30, 2025, and a preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering was filed with the SEC and a final prospectus supplement related to the Offering will be filed with the SEC.

The Underwriting Agreement includes customary representations, warranties, covenants, and closing conditions. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities, including for liabilities under the Securities Act of 1933, as amended, and customary contribution provisions in respect of those liabilities.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to redeem all of the Company’s outstanding 3.375% Senior Notes due 2026, and pay related fees and expenses.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01.	Other Events.

On November 5, 2025, the Company issued a press release relating to the pricing of the Offering contemplated by the Underwriting Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 5 2025, by and among Mattel, Inc. and BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as representatives of the Underwriters.

99.1*	Mattel. Inc. Press Release, dated as of November 5, 2025, announcing pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mattel, Inc.
Registrant

Date: November 6, 2025	By:	/s/ Jonathan Anschell
	Name:	Jonathan Anschell
	Title:	Executive Vice President, Chief Legal Officer, and Secretary